UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ADGS ADVISORY, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A
(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: N/A
(2)	Form, schedule or registration statement no.: N/A
(3)	Filing party: N/A
(4)	Date filed: N/A

ADGS ADVISORY, INC.

Units 2611-13A, 26/F

113 Argyle Street, Mongkok

Kowloon, Hong Kong, SAR

INFORMATION STATEMENT

CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

_____________________________

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting securities of ADGS Advisory, Inc., a Delaware corporation (referred to herein as the “Company”, “we”, “us” and “our”), as of September 30, 2014 (the “Record Date”), have given their written consent to resolutions adopted by the Board of Directors to (i) amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) from 50,000,000 to 200,000,000 (the “Capitalization Amendment”), and (ii) approve the Company’s 2014 Equity Incentive Plan (the “Plan”). This Information Statement is first being mailed to stockholders of the Company on or about October __, 2014. The Capitalization Amendment and approval of the Plan will not become effective until at least twenty (20) days after the initial mailing of this Information Statement.

Delaware corporation law permits holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the Capitalization Amendment and approval of the Plan as described in this Information Statement.

The principal executive office of the Company is located at Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong SAR. The telephone number of the principal executive office of the Company is (852) 2374-0002.

_____________________________

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The date of this Information Statement is October __, 2014

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GENERAL INFORMATION

Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Company’s Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

On September 30, 2014 (the “Record Date”), holders of shares representing a majority of the voting securities of the Company have given their written consent to resolutions adopted by the Board of Directors to (i) amend the Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) from 50,000,000 to 200,000,000 (the “Capitalization Amendment”), and (ii) approve the Company’s 2014 Equity Incentive Plan (the “Plan”). Such written consents were given by stockholders who hold in the aggregate 28,346,086 shares of the Company’s Common Stock (79.9% of the outstanding Common Stock which are the Company’s only outstanding voting securities). Under Delaware corporation law, and as described above, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. We will file a Certificate of Amendment to the Certificate of Incorporation of the Company in order to effect the Capitalization Amendment, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Capitalization Amendment will not be filed with the Secretary of State of Delaware or become effective until at least twenty (20) calendar days after the mailing of this Information Statement. On the Record Date, the Company had outstanding 35,471,405 shares of Common Stock, which are the only outstanding voting securities of the Company as of the Record Date. Each share of Common Stock is entitled to one vote.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Company’s Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company’s Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer and other executive officers, if any, of the Company whose total compensation was in excess of $100,000, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table below, the address of each of the beneficial owners named in the table below is in care of our company, Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong, SAR. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is based upon 35,471,405 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock have one vote per share.

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Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class(1)
Tong Wing Shan	9,069,750		25.6%

Tong Wing Yee	5,069,750		14.3%

Li Lai Ying	0	(2)	0%

Tso Yin Yee	655,037		1.8%

Pang Yiu Kwong	503,875		1.4%

Fu Kei Man Derek	2,000,000		5.6%

All Directors & Officers as a Group (6 persons)	12,228,662		34.5%

___________

(1)	Based upon 35,471,405 issued and outstanding shares of Common Stock.
(2)	Does not include shares owned by Tong Wing Shan and Tong Wing Yee, daughters of Li Lai Ying.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company has adopted a resolution to amend the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) from 50,000,000 to 200,000,000 (the “Capitalization Amendment”). As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Capitalization Amendment.

The Certificate of Incorporation presently authorizes the Company to issue 50,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), which shares of Preferred Stock may be issued in one or more series as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. As of the Record Date, there are 35,471,405 shares of Common Stock and no shares of Preferred Stock outstanding.

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Pursuant to a Customer List Purchase Agreement executed on July 30, 2014 with Lau Kam George and Yung Chi Shing, the Company will be acquiring the customer list of an accounting advisory business and in connection therewith has agreed, among other things, to issue 5,000,000 shares of Common Stock at closing. In addition, 7,500,000 shares are being reserved by the Company under the 2014 Equity Incentive Plan which has been approved and adopted by the Board and approved by holders of shares representing a majority of the voting securities of the Company as described herein. On July 25, 2014, the Company also agreed to issue 3% of the then total outstanding shares of Common Stock to Maxim Group, Inc. or its designees in connection with an investment banking services agreement entered into with Maxim Group, Inc., which shares have not been issued as of the Record Date. The Company is also in the process of offering and intends to continue to periodically offer shares of Common Stock for cash to investors in reliance upon exemption from registration, which offerings may include investors who are officers, directors and current principal stockholders of the Company. All of such shares will be offered in reliance upon exemption from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S thereunder. Following the Capitalization Amendment, further authorization for the issuance of the securities by a vote of security holders will not be solicited prior to such issuance.

The Capitalization Amendment has been approved in order for the Company to have a sufficient number of authorized shares of Common Stock available to issue in connection with the actions described above. In addition, the Board of Directors believes it is in the Company’s best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional authorized shares available for issuance to meet business needs as they arise, including meeting future financing needs of the Company, raising additional capital and such other corporate purposes. The Board of Directors strongly believes that opportunities may arise which will require prompt action and in which any delay incurred in seeking stockholder approval for issuance of additional shares of Common Stock could be detrimental to the Company and its stockholders. In the Board’s opinion, the proposed amendment to the Company’s Certificate of Incorporation will give the Company the flexibility to take advantage of such opportunities and to operate more effectively. Authorization of such additional shares of Common Stock would permit the issuance at various times of shares of Common Stock which could be specifically adapted to a wide variety of circumstances. The Capitalization Amendment will not change the total number of authorized shares of Preferred Stock which will remain at 2,000,000 shares of Preferred Stock.

Other than the issuances and proposed issuances described herein, there are no present arrangements, agreements, or firm intentions regarding the use of any of the additional shares of Common Stock proposed to be authorized. No stockholder of the Company presently has, or would have, any preemptive rights relating to the future issuance of any shares of Common Stock or Preferred Stock.

Shares of Common Stock (or Preferred Stock, as the case may be) would be issued only as, if, and when the Board of Directors believed the issuance to be in the best interests of the Company and its stockholders.

The issuance of additional shares of Common Stock will have the effect of substantially diluting earnings per share, book value or the voting rights of the present holders of shares of our Common Stock. The Capitalization Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this action. For example, the issuance of additional shares could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company. Shares of Common Stock could be issued to persons or entities who would support the Board of Directors in opposing a takeover bid which the Board of Directors determines to be not in the best interests of the Company and its stockholders. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it may be utilized as a type of anti-takeover device.

No director, executive officer, associate of any director or executive officer, has any substantial interest, direct or indirect, in the Capitalization Amendment except as otherwise stated above.

The text of the amendment which we will file to the Certificate of Incorporation is as follows:

That the first sentence of Article VI of the Certificate of Incorporation be and it hereby is amended to read as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is 202,000,000, of which 200,000,000 shall be designated common stock, par value $0.0001 per share, and of which 2,000,000 shall be designated preferred stock, par value $0.0001 per share."

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THE 2014 EQUITY INCENTIVE PLAN

Introduction

On August 28, 2014, our Board of Directors approved and adopted the ADGS Advisory, Inc. 2014 Equity Incentive Plan (the “Plan”), subject to the approval by the stockholders in the extent required under Section 422 or 424 of the U.S. Internal Revenue Code or any other applicable laws, and authorized us to issue up to 7,500,000 shares of our Common Stock under the Plan (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). Under the Plan, we will have the right to issue stock options, restricted stock, restricted stock units and other stock awards, all of which are described below. Our Board of Directors believes incentive compensation that derives at least part of its value from the performance of our Common Stock is important to our efforts to attract and retain key employees and directors and helps align the interests of our key employees and directors, and others on whom we rely, with those of our stockholders. As stated above, holders of shares representing a majority of the voting securities of the Company have given their written consent to the approval of the Plan.

A copy of the Plan is attached to this Information Statement as Appendix A. Following is a summary of the principal provisions of the Plan, qualified by reference to its complete text.

Description of the Plan

The purpose of the Plan is to provide officers, other employees and directors of, and consultants and advisors to, us and our subsidiaries an incentive to (a) enter into and remain in our service or that of our subsidiaries, (b) enhance our long term performance and that of our subsidiaries, and (c) acquire a proprietary interest in us.

The Compensation Committee or another committee of our Board of Directors (or if there is no committee, the Board of Directors itself) will administer the Plan. Subject to the express limitations of the Plan, the Compensation Committee shall have authority in its discretion to determine the eligible persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions affecting an award, the duration of the award, and all other terms of the award.

The types of awards the Compensation Committee will be able to grant will be:

Stock Options. A stock option entitles the holder to purchase shares of our Common Stock for a price that is determined when the stock option is granted, which may not be less than 100% of the market value of our Common Stock on the date of grant. Options may be wholly or partly exercisable when they are granted, or they may become exercisable in whole or in installments at a subsequent date or dates. A stock option may require that the exercise price be paid in cash or may permit it to be paid in whole or in part with shares of our Common Stock valued at their market value on the date the stock option is exercised, or by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the number of shares with a market value equal to the aggregate exercise price, or by an open-market, broker assisted sales transaction or such other method as may be approved by the Compensation Committee and set forth in the award agreement. The Compensation Committee will set the term of each stock option when it is granted, but the term may not exceed 10 years. Options granted under the Plan may, or may not, be designated as Incentive Stock Options (“ISOs”), which receive special tax treatment under the U.S. Internal Revenue Code. However, we anticipate that the majority of any stock options granted will be non-qualified stock options because most persons eligible to be granted awards are expected to be non-U.S. taxpayers who would not derive any additional benefit from receiving an incentive stock option.

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Restricted Stock. A person to whom shares of restricted stock are granted will become the owner of the shares when they are granted, but that person will be required to return the shares (i.e., the shares will be forfeited) if vesting conditions imposed when the shares are issued are not satisfied. Vesting conditions may be continuing employment for at least specified periods, or may be the achievement of performance goals. Holders of shares of restricted stock are entitled to vote them and receive dividends and distributions with regard to them even before they vest. Shares of restricted stock may not be transferred or pledged until they vest.

Restricted Stock Units. Restricted stock units entitle the holders to receive, at future dates, specified numbers of shares of our Common Stock or the market values of such shares on those dates. Restricted stock units may be subject to vesting conditions, which may be continuing employment for at least specified periods or may be the achievement of performance goals. Holders will not have any rights as a stockholder with respect to shares subject to the restricted stock unit until such time as shares are delivered to the holder.

Stock Awards. The Compensation Committee may award shares of our Common Stock for past services, in lieu of cash bonuses, as an inducement to people to become employees or directors, or for any other valid purpose. These shares may or may not be subject to restrictions on transfer or possible forfeiture. The recipient may or may not be required to make a payment in order to receive the shares.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as described above, no director, officer, or associate of any director or officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon as described in this Information Statement that is not shared by all other stockholders of ours.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as “householding”, is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: ADGS Advisory, Inc., Units 2611-13A, 26/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong SAR, attention: Chief Executive Officer, or call us at (852) 2374-0002. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

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ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). For further information about us, you may refer to the following reports filed with the SEC, which are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended August 31, 2013; and

•	our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2013, February 28, 2014 and May 31, 2014.

Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because the Company files documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

By Order of the Board of Directors,

Li Lai Ying,
Chairman of the Board and Chief Executive Officer

Dated: October __, 2014

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APPENDIX A

ADGS ADVISORY, INC.

2014 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the ADGS Advisory, Inc. 2014 Equity Incentive Plan is to provide officers, other employees and directors of, and consultants and advisors to, ADGS Advisory, Inc. or any of its Subsidiaries an incentive (a) to enter into and remain in the service of the Company or its Subsidiaries, (b) to enhance the long-term performance of the Company and its Subsidiaries, and (c) to acquire a proprietary interest in the success of the Company and its Subsidiaries.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Applicable Laws” means laws of the jurisdiction of incorporation and operation of the Company and any of its Subsidiaries and requirements relating to the granting or sale of equity incentives and the administration of equity incentive plans under the laws of any country or other jurisdiction where Awards are issued or sold under this Plan, and under the rules of any securities exchange on which the Company’s Common Stock is listed or any established market in which the Company’s Common Stock is traded.

“Award” means an award of a Stock Option, Restricted Stock Award, Restricted Stock Unit Award or Stock Award granted under the Plan.

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

“Cause” means termination of Participant’s employment for “cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, “cause” means (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its Subsidiaries) constituting a felony or involving fraud, dishonesty or moral turpitude in the jurisdiction involved; (b) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its Subsidiaries to public ridicule or embarrassment; (c) material violation of the Company’s or any of its Subsidiaries’ policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (d) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive.

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“Change in Control” means: (A) the acquisition by any person or group (as that term is defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended) of more than 50% of the outstanding Common Stock, (B) a consolidation or merger of the Company with another entity, unless immediately after the transaction, at least 50% in voting power of the outstanding shares or other equity interests in the surviving entity or its ultimate parent entity are owned by persons who, immediately before the transaction were shareholders of the Company, or (C) the consummation of the sale or disposition by the Company or all or substantially all of the Company’s assets.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Committee” means the Compensation Committee of the Board, or another committee of the Board appointed by the Board to administer the Plan.

“Company” means ADGS Advisory, Inc., a Delaware corporation.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means termination of Participant’s employment for “disability” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, any total and permanent disability which prevents the Participant from continuing to provide Service to the Company or a Subsidiary.

“Eligible Person” means any person who is an officer, employee of, or consultant or advisor to, the Company or any Subsidiary or any person to whom an offer of employment with the Company or any Subsidiary is extended, as determined by the Committee, or any person who is a Non-Employee Director.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock as of a given date shall be, if the Common Stock is listed on any established stock exchange or traded on any established market, the closing price of the Common Stock on such date or, if there is no closing price on the date in question, the closing price of the Common Stock on the last preceding date for which such quotation exists. In any situation not covered by the above, the Fair Market Value of a share of Common Stock on any day will be determined in good faith by the Committee and in a manner that complies with Applicable Laws.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“U.S. Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the U.S. Internal Revenue Code and the regulations thereunder.

“U.S. Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

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“U.S. Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not intended to qualify as a U.S. Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Plan” means the ADGS Advisory, Inc. 2014 Equity Incentive Plan as set forth herein, as amended from time to time.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 7 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

“Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 8 hereof representing unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Retirement” means termination of Participant’s employment by reason of “retirement” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, “retirement” means a termination of the Participant’s Service after the Participant reaches the age of 65.

“Service” means a Participant’s employment or service with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock, or securities that are convertible into Common Stock, or other equity-based Award, to an Eligible Person under Section 9 hereof.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time as of which a determination is being made, each entity other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another entity in the chain.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award. In the absence of a Committee, the Board will administer the Plan and all references to the “Committee” will be deemed to refer to the “Board”.

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3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions affecting an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4. Shares Subject to the Plan.

4.1 Subject Shares. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be seven million five hundred thousand (7,500,000) shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, awards that are settled in cash and not in shares of Common Stock shall not be counted against the maximum share limitations.

4.2 U.S. Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4 and, subject to the provisions of Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of U.S. Incentive Stock Options shall be two million five hundred thousand (2,500,000) shares.

4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of any Applicable Laws.

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5. Participation and Awards.

5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

  5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 12.1 hereof.

6. Stock Options.

6.1  Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided, however, that the exercise price per share of a U.S. Incentive Stock Option granted to a 10% stockholder will not be less than 110% of the Fair Market Value of the shares of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

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6.5 Termination of Service. Subject to Section 6.7 hereof with respect to U.S. Incentive Stock Options, and except as may otherwise be provided in an Award Agreement, the Stock Option of any Participant whose Service with the Company or one of its Subsidiaries is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, the expiration of the applicable time period following termination of Service, in accordance with the following: (1) 12 months if Service ceased due to death or Disability, (2) 36 months if Service ceased due to Retirement, or (3) 90 days if Service ceased as a result of a termination by the Company without Cause or if Service ceased for any other reason; provided that, in the event of a termination for Cause such Participant’s right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety in accordance with Section 12. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be a Subsidiary of the Company or if all or substantially all of the assets of a Subsidiary of the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service of all of the employees of the Subsidiary (unless at the time of the event they become employees of the Company or any other Subsidiary).

  6.6 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, which unless otherwise provided by the Committee, may include: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such greater or lesser period as the Committee may deem appropriate, for accounting purposes or otherwise) valued at the Fair Market Value of such shares on the date of exercise, (iii) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares of Common Stock with a Fair Market Value that does not exceed the aggregate exercise price, (iv) to the extent permitted by law, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (v) by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement.

6.7 Additional Rules for U.S. Incentive Stock Options.

(a) Eligibility. A U.S. Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the U.S. Internal Revenue Code.

(b) Annual Limits. Any portion of a U.S. Incentive Stock Option granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the U.S. Internal Revenue Code held by the Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the U.S. Internal Revenue Code, shall become a U.S. U.S. Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which granted.

(c) Termination of Employment. An Award of a U.S. Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all subsidiary corporations, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the U.S. Internal Revenue Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the U.S. Internal Revenue Code.

(d) Other Terms and Conditions. Any Stock Option that is not specifically designated as a U.S. Incentive Stock Option will under no circumstances be considered a U.S. Incentive Stock Option. Any U.S. Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such U.S. Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code.

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7. Restricted Stock Awards.

7.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

7.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Award at any time.

  7.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

7.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 7 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement that dividends and distributions with regard to unvested shares will be held by the Company or an escrow agent and paid to the Participant only at the times of vesting or other payment of the Restricted Stock Award.

8. Restricted Stock Unit Awards.

8.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit will be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

8.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

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8.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

8.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

9. Stock Awards.

9.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as Non-Employee Director compensation, as an inducement to become an employee or a Non-Employee Director, or for any other valid purpose as determined by the Committee. A Stock Award, may represent shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, or may be subject to terms and conditions determined by the Committee and described in the Award Agreement. Stock Awards may be granted together with dividend equivalent rights with respect to the shares of Common Stock subject to the Award, which may (but will not be required to be) accumulated and may (but will not be required to be) deemed reinvested in additional Common Stock. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

  9.2 Rights as Shareholder. Subject to the foregoing provisions of this Section 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant will become the owner of that Common Stock and will have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

10. Change in Control.

10.1 Effect of Change in Control. The Committee may, in its discretion determine, and provide in the applicable Award Agreement, that vesting or other terms of an Award will be accelerated or otherwise affected by a Change in Control.

11. Forfeiture Events.

11.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Subsidiaries.

11.2 Termination for Cause. If a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s right to any further payments, vesting or exercisability with respect to any Award shall terminate in its entirety.

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12. General Provisions.

12.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

12.2 No Assignment or Transfer; Beneficiaries. Unless determined otherwise by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

12.3 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

12.4 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

12.5 Applicable Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Applicable Laws have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

12.6 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by Applicable Laws law to be withheld from an Award or an amount paid in satisfaction of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, a Participant’s satisfaction of any tax-withholding requirements will be a condition precedent to the Company’s obligation to issue Common Stock or make payments to that Participant as may otherwise be provided.

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12.7 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for any Eligible Persons or others.

12.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, each Participant, and each Participant’s executor, administrator and permitted transferees and beneficiaries.

  12.9 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

12.10 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of jurisdictions outside the United States of America with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

12.11 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity.

12.12 Employment and Other Agreements. Any provision in a written employment, severance or other agreement providing accelerated vesting or other protective provisions applicable to types of Awards granted under the Plan will apply to Awards under the Plan unless the Award Agreement relating to a particular Award provides otherwise.

12.13 Notices. All notices under the Plan must be in writing or delivered electronically, if to the Company, at its principal office, addressed to the attention of the Chief Executive Officer; and if to the Participant, at the address appearing in the Company’s records.

12.14 Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

13. Effective Date; Amendment and Termination.

13.1 Effective Date. The Plan shall become effective following its adoption by the Board (the “Effective Date”), subject to its approval by the Company’s shareholders within twelve (12) months after such adoption by the Board to the extent then required under Section 422 or 424 of the U.S. Internal Revenue Code or any other Applicable Laws.

13.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Applicable Laws. Except as provided elsewhere herein, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

13.3 Termination. The Plan shall terminate at the close of business on the day before the 10th anniversary of the Effective Date. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

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